Exhibit 10.20

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of March 16, 2018, by and between Rita O’Connor (the “Executive”) and PLx Pharma Inc., a Delaware corporation (the “Company”) for the purpose of amending that one certain Employment Agreement, dated May 1, 2017, by and between the parties (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein and the Agreement, the parties agree as follows:

Section 3.2 of the Agreement is hereby amended in its entirety, effective as of January 1, 2018, to read as follows:

3.2   Annual Bonus. The Executive shall be eligible to receive a bonus pursuant to a bonus plan established by the Board with a target annual bonus of fifty percent (50%) of base salary. The Board in its sole discretion shall determine the actual amount of any such bonus and the date upon which it is payable by the Company. Any such bonuses shall be subject to all applicable withholding requirements.

Except as expressly amended by this Amendment, the parties do hereby ratify and confirm the Agreement in its entirety.

Terms not defined in this Amendment shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PLX PHARMA INC.

By:	/s/ Natasha Giordano
Natasha Giordano President & CEO

EXECUTIVE

Signature: /s/ Rita O’Connor

Print Name: Rita O’Connor